Exhibit 99.1

COMPANY CONTACT:
Scott Topping, CFO
Hawaiian Airlines
Phone: 808.835.3700
scott.topping@hawaiianair.com

INVESTOR RELATIONS CONTACT:
Susan Donofrio, Sr. Director
Hawaiian Airlines
Phone: 908.719.3206
susan.donofrio@hawaiianair.com

MEDIA CONTACT:
Keoni Wagner, VP
Hawaiian Airlines
Phone: 808.838.6778
keoni.wagner@hawaiianair.com

Hawaiian Holdings Reports 2012 Full Year and Fourth Quarter Financial Results

HONOLULU — January 29, 2013 — Hawaiian Holdings, Inc. (NASDAQ: HA) (“Holdings” or the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the full year 2012  and the fourth quarter of 2012.

2012 Full Year Financial Highlights

•                  Adjusted net income, reflecting economic fuel expense and excluding lease termination costs, of $55.6 million or $1.06 per diluted share, an increase of 28.7% year-over-year.

•                  GAAP net income of $53.2 million or $1.01 per diluted share.

•                  Operating cost per available seat mile (CASM), excluding fuel and lease termination costs, decrease of 6.0% year-over-year.

•                  Adjusted operating margin of 7.0%, reflecting economic fuel expense and excluding lease termination costs.

•                  Unrestricted cash and cash equivalents increase of 33.5% year-over-year.

•                  Return on invested capital, pre-tax, of 14.9%.

Fourth Quarter 2012 Financial Highlights

•                  Available seat mile (ASM) for scheduled operations increase of 29.2% year-over-year.

•                  Adjusted net income, reflecting economic fuel expense, of $0.1 million or $0.00 per diluted share.

•                  GAAP net loss of $3.4 million or $0.07 cents per diluted share.

•                  CASM, excluding fuel, decrease of 11.3% year-over-year.

•                  Unrestricted cash and cash equivalents of $405.9 million.

Mark Dunkerley, the Company’s President and Chief Executive Officer, commented that “A good year of growth and improving financial performance was finished off by a disappointing break-even result in the fourth quarter.  The sharp weakening of the Yen, continued excess capacity in certain markets and an accounting charge all worked to depress our earnings for the period despite many other things going right for the business.

The year as a whole was every bit as busy and exciting as we had forecast.  We added four new long haul destinations, eight long haul and short haul aircraft, opened a hub on Maui and added approximately 600 employees to our rolls, all in 2012.  Throughout it all, the employees of Hawaiian Airlines continued to deliver the very highest quality travel and shipping experience to our customers.  Our employees’ tireless dedication to our customers and to our business is a distinguishing strength of Hawaiian Airlines.  2013 promises to be an equally exciting year for the company with new destinations, new aircraft and more employees being planned.”

The fourth quarter 2012 results reflect an out-of-period frequent flyer adjustment related to the timing of revenue recognized for mileage credits sold to participating companies in previous years.   This adjustment resulted in a net decrease to pre-tax income of $7.3 million in the quarter, or $0.08 per diluted share, ($7.9 million decrease to passenger revenue and $0.6 million decrease to other operating expense).  See Table 2 for the impact of this adjustment on selected statistical data.

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

Liquidity and Capital Resources

As of December 31, 2012, the Company had:

•                  Unrestricted cash and cash equivalents of $405.9 million.

•                  Available borrowing capacity of $68.9 million under Hawaiian’s Revolving Credit Facility.

•                  Outstanding debt and capital lease obligations of approximately $661 million consisting of the following:

•                  $246.4 million outstanding under secured loan agreements to finance a portion of the purchase price for four Airbus A330-200 aircraft.

•                  $170.7 million in secured loan agreements for a portion of the purchase price for 15 previously leased Boeing 717-200 aircraft.

•                  $106.3 million in capital lease obligations for an Airbus A330-200 and two Boeing 717-200 aircraft.

•                  $64.7 million outstanding under floating rate notes issued in conjunction with the acquisition of three Boeing 767-300 ER aircraft.

•                  $72.7 million outstanding of Convertible Senior Notes.

The Company expects to take delivery of five Airbus A330-200 aircraft in 2013, and has entered into debt and lease financing commitments for the first four deliveries in the first half of the year.  The increase in Hawaiian’s fleet resulting from the delivery of these five Airbus A330-200 aircraft in 2013 will be partially offset by a decrease of four Boeing 767-300ER aircraft during the year, with three aircraft returned at the end of their lease terms and one planned retirement.

In January 2013, the Company signed a Memorandum of Understanding for the purchase of 16 new Airbus A321neo aircraft for delivery between 2017 and 2020, with the rights to purchase an additional nine aircraft.  The long-range, single-aisle aircraft will complement Hawaiian’s existing fleet of wide-body, twin-aisle aircraft used for long-haul flying between Hawai’i and the U.S. West Coast.

2012 Highlights

Operational Highlights

•                 Ranked #1 nationally for on-time performance, for 10 out of the 11 months reported in 2012, by the U.S. Department of Transportation Air Travel Consumer Report.

•                  Ranked second overall in the 2012 Airline Quality Rating Report.

•                  Introduced a Maui hub offering improved connections between Maui and Neighbor Island destinations, as well as additional flights to and from the West Coast.

•                  Provided chartered air transportation for the Oakland Raiders for the 13th consecutive season.

•                  Signed a new three-year contract with the Association of Flight Attendants.

•                  Became the first airline to receive aviation carbon credits for reducing carbon dioxide emissions.

Fleet

•                  Added four new Airbus A330-200 aircraft in March, April, May and June in 2012 for North America and International service.

•                  Added two Boeing 717-200 aircraft in January and February 2012 for Neighbor Island service.

•                  Took delivery of two ATR42-500 twin-turboprop aircraft to inaugurate new service to Molokai and Lanai in 2013.

New routes and increased frequencies

•                  Honolulu to Fukuoka, Japan daily service launched April 2012

•                  Honolulu to New York City (JFK), New York, daily service launched June 2012

•                  Honolulu to Sapporo, Japan three-times-weekly service launched October 2012

•                  Honolulu to Brisbane, Australia three-times-weekly service launched November 2012

•                  Honolulu to Seoul, South Korea increased from four times weekly to daily July 2012

•                  Maui to San Jose and Oakland, California increased from three and four times weekly, respectively, to daily October 2012

•                  Announced Honolulu to Auckland, New Zealand three-times-weekly service beginning March 2013

•                  Announced Honolulu to Taipei, Taiwan with service daily beginning July 2013

•                  Honolulu to Sydney, Australia from daily to ten weekly flights April to May 2013

•                  Maui to Los Angeles, California increased from daily to twice daily service summer 2013

New Partnership, Code-Share and Frequent Flyer agreements

•                  Partnered with Air China and China International Travel Service to offer connections and market Hawaii vacation packages in China.

•                  Entered into new frequent flyer and code-share agreements with All Nippon Airways, JetBlue and Virgin America.

Investor Conference Call

Hawaiian Holdings’ quarterly earnings conference call is scheduled to begin today (January 29, 2013) at 4:30 p.m. Eastern Time (USA).  The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at www.HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived for 90 days on Hawaiian’s investor website.

About Hawaiian Airlines

Hawaiian has led all U.S. carriers in on-time performance for each of the past eight years (2004-2011) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and Zagat have all ranked Hawaiian the highest of all domestic airlines serving Hawaii.

Now in its 84th year of continuous service, Hawaiian is Hawaii’s biggest and longest-serving airline, as well as the largest provider of passenger air service from its primary visitor markets on the U.S. mainland. Hawaiian offers nonstop service to Hawaii from more U.S. gateway cities (11) than any other airline, as well as service to Japan, South Korea, the Philippines, Australia, American Samoa, and Tahiti.  New nonstop service will begin between Honolulu and Auckland, New Zealand (March 2013) and Taipei, Taiwan (July 2013).  Hawaiian also provides approximately 170 daily jet flights between the Hawaiian Islands.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com.

Forward-Looking Statements

Statements in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, statements by our CEO relating to the 2013 fiscal year; inauguration of service to new destinations; the addition of new aircraft and the addition of new employees; and statements relating to our total capacity and yield on new and existing routes; potential route expansion; changes in our fleet plan; expected delivery and return of aircraft; expected purchase of additional aircraft; the effects of fuel prices on our business; projected increases in headcount; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date of this release.  The Company does not undertake to publicly update or revise its forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Table 1.

Hawaiian Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except for per share data)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2012	2011	% Change	2012	2011	% Change

Operating Revenue:
Passenger	$440,735	$389,213	13.2%	$1,767,041	$1,480,663	19.3%
Other	52,251	44,762	16.7%	195,312	169,796	15.0%
Total	492,986	433,975	13.6%	1,962,353	1,650,459	18.9%

Operating Expenses:
Aircraft fuel, including taxes and oil	175,196	132,494	32.2%	631,741	513,284	23.1%
Wages and benefits	96,313	81,539	18.1%	376,574	321,241	17.2%
Aircraft rent	25,074	22,337	12.3%	98,786	112,883	(12.5)%
Maintenance materials and repairs	46,281	47,440	(2.4)%	183,552	169,851	8.1%
Aircraft and passenger servicing	28,966	21,924	32.1%	103,825	82,250	26.2%
Commissions and other selling	25,269	23,380	8.1%	114,324	96,264	18.8%
Depreciation and amortization	21,912	18,459	18.7%	85,599	66,262	29.2%
Other rentals and landing fees	22,137	18,950	16.8%	85,623	72,445	18.2%
Other	39,601	32,990	20.0%	152,931	125,682	21.7%
Lease termination charges	—	—	NM	—	70,014	NM
Total	480,749	399,513	20.3%	1,832,955	1,630,176	12.4%

Operating Income	12,237	34,462		129,398	20,283
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(11,777)	(8,701)		(43,522)	(24,521)
Interest income	103	181		580	1,514
Capitalized interest	3,196	1,964		10,524	7,771
Gains (Losses) on fuel derivatives	(8,835)	4,919		(11,330)	(6,862)
Other, net	(1,109)	(146)		136	733
Total	(18,422)	(1,783)		(43,612)	(21,365)

Income (Loss) Before Income Taxes	(6,185)	32,679		85,786	(1,082)
Income tax (benefit) expense	(2,777)	11,758		32,549	1,567

Net Income (Loss)	$(3,408)	$20,921		$53,237	$(2,649)

Net Income (Loss) Per Common Stock Share:
Basic	$(0.07)	$0.41		$1.04	$(0.05)
Diluted	$(0.07)	$0.40		$1.01	$(0.05)

Weighted Average Number of Common Stock Shares Outstanding:
Basic	51,515	50,864		51,314	50,733
Diluted	51,515	52,087		52,535	50,733

NM - Not Meaningful.

Table 2.

Hawaiian Holdings, Inc.

Selected Statistical Data

	Three Months Ended						Twelve Months Ended
	December 31,						December 31,
	2012		2011		% Change		2012		2011		% Change

Scheduled Operations:
Revenue passenger miles (RPM) (a)	3,272.8		2,601.5		25.8%		12,195.9		10,139.9		20.3%
Available seat miles (ASM) (a)	3,997.5		3,094.7		29.2%		14,660.0		12,022.2		21.9%
Passenger revenue per RPM (Yield)	13.47	¢	14.96	¢	(10.0)%		14.49	¢	14.60	¢	(0.8)%
Passenger load factor (RPM/ASM)	81.9%		84.1%		(2.2	)pt.	83.2%		84.3%		(1.1	)pt.
Passenger revenue per ASM (PRASM)	11.02	¢	12.58	¢	(12.4)%		12.05	¢	12.32	¢	(2.2)%

Total Operations:
Revenue passenger miles (RPM) (a)	3,279.1		2,607.5		25.8%		12,217.6		10,151.2		20.4%
Available seat miles (ASM) (a)	4,006.8		3,104.8		29.1%		14,687.5		12,039.9		22.0%
Passenger load factor (RPM/ASM)	81.8%		84.0%		(2.2	)pt.	83.2%		84.3%		(1.1	)pt.
Operating revenue per ASM (RASM)	12.30	¢	13.98	¢	(12.0)%		13.36	¢	13.71	¢	(2.6)%
Operating cost per ASM (CASM)	12.00	¢	12.87	¢	(6.8)%		12.48	¢	13.54	¢	(7.8)%
CASM excluding aircraft fuel (b)	7.63	¢	8.60	¢	(11.3)%		8.18	¢	9.28	¢	(11.9)%
CASM excluding aircraft fuel and lease termination charges (b)	7.63	¢	8.60	¢	(11.3)%		8.18	¢	8.70	¢	(6.0)%
Gallons of jet fuel consumed (a)	54.5		42.3		28.8%		199.5		164.0		21.6%
Average cost per gallon of jet fuel (actual) (c)	$3.22		$3.13		2.9%		$3.17		$3.13		1.3%
Economic fuel cost per gallon (c)(d)	$3.27		$3.20		2.2%		$3.20		$3.13		2.2%

(a)         In millions.

(b)         See Table 4 for reconciliations of operating expenses excluding aircraft fuel and lease termination charges.

(c)          Includes applicable taxes and fees.

(d)         See Table 3 for a reconciliation of economic fuel costs.

The table below shows the impact of the pre-tax $7.3 million ($7.9 million decrease to passenger revenue and $0.6 million decrease to operating expense) frequent flyer adjustment reflected in the fourth quarter 2012 results and its impact on the above statistical data.

	Three months-ended December 31, 2012
	Impact in cents		Impact to % change from 2011

Impact of FF Adjustment on Statistical Data:
Passenger revenue per RPM (Yield)	(0.24	)¢	(1.6)%
Passenger revenue per ASM (PRASM)	(0.20	)¢	(1.6)%
Operating revenue per ASM (RASM)	(0.20	)¢	(1.4)%
CASM excluding aircraft fuel and lease termination charges	(0.01	)¢	(0.1)%

Table 3.

Hawaiian Holdings, Inc.

Economic Fuel Expense

(in thousands, except per-gallon amounts)

The Company believes that economic fuel expense is the best measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period.  The Company defines economic fuel expense as GAAP fuel expense plus (gains)/losses realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2012	2011	Change	2012	2011	Change

Aircraft fuel expense, including taxes and oil	$175,196	$132,494	32.2%	$631,741	$513,284	23.1%
Realized (gains) losses on settlement of fuel derivative contracts	3,054	2,722	12.2%	7,372	430	1614.4%
Economic fuel expense	$178,250	$135,216	31.8%	$639,113	$513,714	24.4%
Fuel gallons consumed	54,458	42,285	28.8%	199,465	164,002	21.6%
Economic fuel cost per gallon	$3.27	$3.20	2.2%	$3.20	$3.13	2.2%

Table 4.

Hawaiian Holdings, Inc.

Non-GAAP Financial Reconciliation

(in thousands, except per-share data)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including, net income (loss), diluted net income (loss) per share, CASM, PRASM, RASM and Passenger Revenue per RPM.  Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The Company believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence.

In the second quarter of 2011, the Company recorded a pre-tax $70.0 million non-recurring lease termination charge for the purchase of the Company’s existing fleet of Boeing 717-200 aircraft that were previously under lease agreements.

	Three months ended December 31,				Twelve months ended December 31,
	2012		2011		2012		2011
	Net income (loss)	Diluted net income (loss) per share	Net income	Diluted net income per share	Net income	Diluted net income per share	Net income (loss)	Diluted net income (loss) per share
As reported - GAAP	$(3,408)	$(0.07)	$20,921	$0.40	$53,237	$1.01	$(2,649)	$(0.05)
Add: lease termination expenses related to Boeing 717-200 aircraft purchase, net of tax	—	—	—	—	—	—	42,008	0.83
Reflecting lease termination costs	$(3,408)	$(0.07)	$20,921	$0.40	$53,237	$1.01	$39,359	$0.78
Less: unrealized gains (losses) on fuel derivative contracts, net of tax	(3,469)	(0.07)	4,584	0.09	(2,375)	(0.05)	(3,859)	(0.07)
Reflecting economic fuel expense and lease termination costs	$61	$—	$16,337	$0.31	$55,612	$1.06	$43,218	$0.85

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2012		2011		2012		2011
GAAP operating expenses	$480.7		$399.5		$1,833.0		$1,630.2
Less: lease termination costs related to Boeing 717 aircraft purchase	—		—		—		70.0
Adjusted operating expense - excluding lease termination costs	480.7		399.5		1,833.0		1,560.2
Less: aircraft fuel, including taxes and oil	175.2		132.5		631.7		513.3
Adjusted operating expense - excluding airacft fuel and lease termination costs	$305.5		$267.0		$1,201.3		$1,046.9

Available Seat Miles	4,006.8		3,104.8		14,687.5		12,039.9

CASM - GAAP	12.00	¢	12.87	¢	12.48	¢	13.54	¢
Less: lease termination costs related to Boeing 717 aircraft purchase	—		—		—		0.58
CASM - excluding lease termination costs related to Boeing 717 aircraft purchase	12.00		12.87		12.48		12.96
Less: aircraft fuel	4.37		4.27		4.30		4.26
CASM - excluding aircraft fuel and adjustments	7.63	¢	8.60	¢	8.18	¢	8.70	¢

Table 5.

Hawaiian Holdings, Inc.

Fuel Derivative Contract Summary

As of January 18, 2013

	Weighted Average Contract Price		Percentage of Projected Fuel Requirements	Fuel Barrels
	Cap	Floor	Hedged	Hedged
First Quarter 2013
Crude Oil (per barrel)
Brent Call Options	$115.57	N/A	63%	814,000
Total			63%	814,000

Second Quarter 2013
Crude Oil (per barrel)
Brent Call Options	$113.84	N/A	56%	752,000
Total			56%	752,000

Third Quarter 2013
Crude Oil (per barrel)
Brent Call Options	$114.69	N/A	47%	657,000
Total			47%	657,000

Fourth Quarter 2013
Crude Oil (per barrel)
Brent Call Options	$115.22	N/A	34%	477,000
Total			34%	477,000

First Quarter 2014
Crude Oil (per barrel)
Brent Call Options	$117.59	N/A	19%	273,000
Brent Collars	$116.10	$80.00	3%	45,000
Total			22%	318,000

Second Quarter 2014
Crude Oil (per barrel)
Brent Call Options	$115.56	N/A	5%	80,000
Brent Collars	$116.41	$80.00	5%	70,000
Total			10%	150,000